                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


  THE HARTFORD FINANCIAL SERVICES GROUP, INC.            HARTFORD CAPITAL III


(Exact name of registrant as specified in         (Exact name of registrant as specified
               its charter)                               in Trust Agreements)

                 DELAWARE                                       DELAWARE

 (State of incorporation or organization          (State of incorporation or organization
              of registrant)                               of each registrant)

                13-3317783                                     06-6431735

   (I.R.S. Employer Identification No.)           (I.R.S. Employer Identification No.)

                            C/O C. MICHAEL O'HALLORAN
                              SENIOR VICE PRESIDENT
                 C/O THE HARTFORD FINANCIAL SERVICES GROUP, INC.
                                 HARTFORD PLAZA
                              HARTFORD, CONNECTICUT
                                 (860) 547-5000

           (Address of principal executive offices of each registrant)

                                      06115

                                   (Zip Code)

     Securities to be registered pursuant to Section 12(b) of the Act:

   Title of each class to be registered       Name of each exchange on which each
                                                   class is to be registered

Trust Originated Preferred Securities               New York Stock Exchange
("TOPrS(R)"), to be issued by Hartford
Capital III and the Preferred Securities
Guarantee by The Hartford Financial
Services Group, Inc. with respect thereto

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d)(2), check the following box. [ ]

      Securities Act registration statement file number to which this form relates: 333-49666

      Securities to be registered pursuant to Section 12(g) of the Act:  None



   Item 1.    Description of Registrant's Securities to be Registered.

        The Trust Originated Preferred Securities (the "Preferred Securities") of Hartford Capital III ("Hartford Capital III"), guaranteed by The Hartford Financial Services Group, Inc. (the "Company") to the extent set forth in the form of Guarantee Agreement (the "Preferred Securities Guarantee") of the Company, represent undivided beneficial interests in the assets of Hartford Capital III. Information relating to Preferred Securities and the Preferred Securities Guarantee is set forth under the captions "Description of Preferred Securities" and "Description of Guarantee," respectively, in the Company's Prospectus, dated February 12, 2001, as supplemented by information relating specifically to the Preferred Securities set forth under the caption "Certain Terms of the Preferred Securities" in the Company's Prospectus Supplement, dated October 19, 2001, each filed with the Commission on October 22, 2001, pursuant to Rule 424(b)(4) and each is incorporated herein by reference.


   Item 2.    Exhibits.


         1.01 Amendment No. 3 to the Registration Statement on Form S-3 and Post-Effective Amendment No. 4 to the Company's Registration on Form S-3 filed with the Securities and Exchange Commission on January 31, 2001 by The Hartford Financial Services Group, Inc., Hartford Capital III, Hartford Capital IV and Hartford Capital V, as amended (the "Registration Statement"), is incorporated herein by reference.

         1.02 Prospectus Supplement, dated October 19, 2001 filed with the Securities and Exchange Commission on October 22, 2001 by The Hartford Financial Services Group, Inc. and Hartford Capital III is incorporated herein by reference.

         4.01 Certificate of Trust of Hartford Capital III (incorporated herein by reference to Exhibit 4.13 to the Registration Statement on Form S-3 (Registration No. 33-98014) of ITT Hartford Group, Inc., Hartford Capital I, Hartford Capital II, Hartford Capital III and Hartford Capital IV).

         4.02 Junior Subordinated Indenture, dated October 30, 1996, between ITT Hartford Group, Inc. and Wilmington Trust Company, as Trustee (incorporated herein by reference to Exhibit 4.16 to ITT Hartford Group, Inc.'s Form 10-K for the fiscal year ended December 31, 1996).

         4.03 Form of Supplemental Indenture, between The Hartford Financial Services Group, Inc. and Wilmington Trust Company, as Trustee.

         4.04 Trust Agreement of Hartford Capital III (incorporated herein by reference to Exhibit 4.14 to the Registration Statement on Form S-3 (Registration No. 33-98014) of ITT Hartford Group, Inc., Hartford Capital I, Hartford Capital II, Hartford Capital III and Hartford Capital IV).


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
         4.05 Form of Amended and Restated Trust Agreement of Hartford Capital III (incorporated herein by reference to Exhibit 4.15 to the Registration Statement on Form S-3 (Registration No. 333-12167) of The Hartford Financial Services Group, Inc., Hartford Capital II, Hartford Capital III and Hartford Capital IV).

         4.06 Form of Preferred Security Certificate for Hartford Capital III (included as Exhibit E of Exhibit 4.05).

         4.07 Form of Guarantee Agreement in respect of Hartford Capital III (incorporated herein by reference to Exhibit 4.17 to the Registration Statement on Form S-3 (Registration No. 333-12167) of The Hartford Financial Services Group, Inc., Hartford Capital II, Hartford Capital III and Hartford Capital
               IV).


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
                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereto duly authorized.


                                    THE HARTFORD FINANCIAL SERVICES GROUP, INC.



                                    By:  /s/ C. Michael O'Halloran
                                         -------------------------------------
                                         C. Michael O'Halloran



                                    HARTFORD CAPITAL III

                                    By:  THE HARTFORD FINANCIAL SERVICES
                                             GROUP, INC.,
                                             as Sponsor



                                    By:  /s/ C. Michael O'Halloran
                                         -------------------------------------
                                         C. Michael O'Halloran



   Dated:  October 25, 2001


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